GIBRALTAR INDUSTRIES, INC.

2016 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
_______________________________

The Compensation Committee of the Board of Directors of Gibraltar Industries, Inc., a Delaware corporation with offices at 3556 Lake Shore Road, Buffalo, New York (the “Company”) has determined that Compensation Committee should have the flexibility to issue shares of the Company’s par value $0.01 per share common stock (“Common Stock”) to non-employee members of the Company’s Board of Directors, which shares of Common Stock are fully vested when issued. In connection with the foregoing, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has authorized the adoption of this plan, the Gibraltar Industries, Inc. 2016 Stock Plan For Non-Employee Directors (hereinafter the “Plan”) to create a vehicle through which grants of the Company’s Common Stock may be made to non-employee members of the Board of Directors.
NOW, THEREFORE, in connection with the foregoing and subject to the approval of the stockholders of the Company, the Company, pursuant to the authorization of the Committee, hereby adopts this document as the Gibraltar Industries, Inc. 2016 Stock Plan For Non-Employee Directors:
ARTICLE 1.
DEFINITIONS
The following words and phrases, when used in this Plan, shall have the following meanings, unless a different meaning is plainly required by the context:
.1.01 Annual Share Award Value means the dollar amount which is, from time to time, established by the Committee as the Fair Market Value of the annual Awards to be granted to non-employee Directors as equity based compensation for their service as a member of the Board.
.1.02 Award means a grant of shares of the Company’s Common Stock to any non-employee member of the Board of Directors or to an individual who was a non-employee member of the Board of Directors at any time during the calendar year in which the grant of shares of the Company’s Common Stock is made, which grant of shares follows a determination by the Compensation Committee that the individual to whom such grant is to be made should receive a grant of shares of the Company’s Common Stock and a further determination by the Compensation Committee as to the number of which shares of Common Stock which are to be contained in any such grant and the date on which any such shares of Common Stock are issued to such current or former non-employee member of the Board.
.1.03 Beneficiary means any natural person designated by a non-employee Director in accordance with Section 5.02 to receive any Award that may be made under the Plan upon or after the death of the non-employee member of the Board.
.1.04 Board or Board of Directors means the Board of Directors of the Company.
.1.05 Code and Internal Revenue Code mean the Internal Revenue Code of 1986, as amended.
.1.06 Committee means the Compensation Committee of the Board of Directors.
.1.07 Common Stock means the common stock, par value $0.01 per share, of the Company.
.1.08 Company means Gibraltar Industries, Inc., a Delaware corporation.
.1.09 Covered Individual means any current or former member of the Committee, any current or former officer or director of the Company and any employee or other individual designated by the Committee to assist it in the administration of this Plan as provided for by Section 4.02.

.1.10 Director means each natural person who has been appointed or elected as a member of the Board of Directors and has not experienced a Termination of Service.
.1.11 Disability means, with respect to any non-employee Director, a physical or mental disease, injury or condition which has been suffered by a non-employee Director and which, in the reasonable determination of the Committee, will prevent the non-employee Director from attending meetings of the Board and its committees or otherwise prevent the non-employee Director from devoting appropriate time and energy to his or her duties as a Director for a period of eight (8) months.
.1.12 Fair Market Value means, for purposes of determining the number of shares of Common Stock to be granted to a non-employee member of the Board of Directors in connection with any Award, the closing price of a share of Common Stock as reported by the NASDAQ Stock Market on the date as of which the determination of Fair Market Value is to be made or, if no sale of Common Stock shall have been made on the NASDAQ Stock Market on that day, on the next preceding day on which there was a sale of Common Stock.
.1.13 Plan means the Gibraltar Industries, Inc. 2016 Stock Plan for Non-Employee Directors as set forth herein and as amended from time to time hereafter.
. 1.14 Share means a share of Common Stock.

ARTICLE 2.
AWARDS
.2.01 Awards. At any time that this Plan is in effect, the Compensation Committee may make an Award of Shares to any individual who is then a non-employee Director or to any individual who, although not a non-employee Director at the time the Award of Shares is made, was a non-employee Director at any time during the calendar year in which the Award of Shares is made.
.2.02 Grant of Awards, Award Instruments. The Committee shall have sole and exclusive authority for determining the identity of any current or former non-employee Director who is to be a recipient of an Award of Shares. Each Award of Shares shall be evidenced by a written instrument in such form as the Committee shall prescribe, setting forth the terms and conditions of such Award.
.2.03 Deferral Option. Each current or former non-employee Directors shall have the right to defer his or her receipt of the Shares which he or she may be awarded pursuant to the terms of any determination made or any other compensation program established by the Compensation Committee. The terms and conditions upon which the current or former non-employee Directors shall have the right to defer their receipt of the Shares which they would otherwise be entitled to receive pursuant to the terms of the compensation program which is, from time to time, in effect and pursuant to the terms of this Plan shall comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder and are contained in the terms of the Gibraltar Industries, Inc. 2016 Non-Employee Director Stock Deferral Plan adopted by the Company as of the date hereof.

ARTICLE 3.
SHARES SUBJECT TO THE PLAN

.3.01 Shares Available for Awards. Shares distributed in respect of Awards made under the Plan may be authorized but unissued Shares, Shares held in the treasury of the Company or Shares purchased by the Company on the open market at such time or times and in such manner as it may determine. Notwithstanding the foregoing, the total number of Shares which may be awarded pursuant to this Plan shall not exceed, in the aggregate, 100,000 Shares. For the avoidance of doubt, the aggregate number of Shares available for issuance pursuant to the terms of this Plan shall not be increased without the approval of the stockholders of the Company. In addition, the number of Shares which may be awarded to a current or former non-employee Director during any calendar year shall not, in any case, have a Fair Market Value as of the grant date in excess of Three Hundered Thousand Dollars ($300,000).

.3.02 Certain Adjustments to Shares. In the event of any change in the number of outstanding Shares without receipt of consideration by the Company resulting from any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of Shares, or any rights offering to purchase Shares at a price substantially below fair market value, or any similar change affecting the Shares: (a) the maximum aggregate number and kind of Shares specified herein as available for the grant of Awards; and (b) if and to the extent that a current or former non-employee Director has utilized the deferral option provided for by Section 2.03 above, the number of Shares which shall be distributed to the current or former non-employee Director at the time for distribution specified by such current or former non-employee Director in his or her election to defer the receipt of Shares, shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the Fair Market Value of the Award determined as of the date the change in the number of outstanding Shares of the Company contemplated by this Section 3.02 occurs.

The Committee shall give notice to each current or former non-employee Director who has elected to defer his or her receipt of Shares which would otherwise have been awarded to such current or former non-employee Director of any adjustment made pursuant to this Section 3.02 and, upon such notice, such adjustment shall be effective and binding for all purposes.

.3.03 Listing and Qualification of Shares. The Company, in its discretion, may postpone the issuance, delivery, or distribution of Shares with respect to any Award until completion of such stock exchange listing or other qualification of such Shares under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any non-employee Director to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

ARTICLE 4.
ADMINISTRATION

.4.01 Administration of the Plan.

.(a) The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish, from time to time, guidelines or regulations for the administration of the Plan, to interpret the Plan, and to make all determinations it considers necessary or advisable for the administration of the Plan. All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties. The Committee may correct any defect, supply any omission or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of this Plan.

.(b) No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan. The Company shall, to the maximum extent permitted by applicable law and the Certificate of Incorporation and By-laws of the Company, indemnify and hold each Covered Individual harmless from and against any loss, cost or expense (including reasonable attorney fees) or liability (including any amount paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan or any Award granted pursuant to the Plan. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Certificate of Incorporation and By-laws of the Company.

.4.02 Allocation and Delegation of Responsibilities. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee may allocate among themselves and/or delegate to employees of the Company or other persons or parties any ministerial, clerical and recordkeeping responsibilities of the Committee relating to administration of the Plan. The Committee shall also have the authority to employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant or agent.

ARTICLE 5.
MISCELLANEOUS

5.01 No Rights Created by Plan. Neither the establishment of the Plan nor any modification or termination hereof, nor the issuance of any Shares hereunder shall be construed as giving any current or former non-employee Director any legal or equitable right against the Company. In addition, under no circumstances shall the issuance of Shares to a current non-employee Director constitute an agreement by the Company, the Board of Directors or the stockholders of the Company to continue to nominate and elect the non-employee Director as a member of the Board.

.5.02 Taxes. Each non-employee Director shall be solely responsible for payment of any and all federal, state and local taxes required by law to be paid with respect to the receipt of any Shares issuable to such non-employee Director pursuant to this Plan. The Committee shall not grant and shall not have the authority to grant any Shares to any current or former non-employee Director, whether a new Award or as an Award granted in exchange for a prior Award made hereunder if, under the terms of any such Award, the current or former non-employee Director to whom the Award is made would be entitled to receive a “gross up” of any income or other taxes which may be payable by such individual with respect to such Award.
.5.03 Amendment or Termination.     The Committee may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no amendment which constitutes a “material amendment” of the Plan, as the term material amendment is defined in the applicable NASDAQ rules, shall be effective unless approved by the stockholders of the Company in the manner required by such rules and by applicable law.

.5.04 Successors. The obligations of the Company under the Plan shall be binding upon any successor Company or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor Company or organi-zation succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provision for the preservation of the rights of current or former non-employee Directors under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.
5.05 Binding Effect. The provisions of the Plan shall be binding upon each current or former non-employee Director, his or her successors and permitted transferees.

.5.06 Construed Under Applicable Federal Law and New York Law. This Plan shall be construed according to applicable Federal Law and the laws of the State of New York, without reference to its conflicts of laws principles, and all provisions hereof shall be administered according to such laws.

.5.07 Headings No Part of Plan. Heading of sections and subsections of this Plan are inserted for convenience of reference only. They constitute no part of this Plan are not to be construed in the construction hereof.

.5.08 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflicts of law principles.

.5.09 Effective Date. This Plan was approved by the Committee on March 24, 2016 and, subject to approval by the stockholders of the Company at the annual meeting of the Company’s stockholders to be held May 6, 2016 and, upon execution by an authorized officer of the Company, shall be effective as of May 6, 2016. Accordingly, in no event shall any Awards be issued under this Plan prior to May 6, 2016. In the event that this Plan is not approved by the stockholders of the Company, this Plan shall not become effective.

IN WITNESS WHEREOF, Gibraltar Industries, Inc. has caused this Plan to be executed as of the _____ day of May, 2016.

GIBRALTAR INDUSTRIES, INC.

By:_________________________